-- WITH LOGO -- TO BUSINESS EDITOR:

Federal Trust Corporation Files Joint Bankruptcy Petition Against TransLand

SANFORD, Fla., Aug. 24 /PRNewswire-FirstCall/ -- James V. Suskiewich, Chairman of the Board, Chief Executive Officer and President of Federal Trust Corporation (Amex: FDT), announced today that its wholly-owned subsidiary, Federal Trust Bank ("Bank"), and two other out-of-state financial institutions, yesterday filed a joint petition for involuntary Chapter 11 bankruptcy against TransLand Financial Services, Inc. ("TransLand"), a mortgage brokerage firm located in Maitland, Florida. The petition alleges that TransLand failed to remit specific loan payoffs and periodic payments to the Bank as required by its third party servicing agreement ("Agreement"). Under the Agreement, TransLand was servicing 66 residential construction loans, with total outstanding balances of $11.7 million for Federal Trust. The Bank became aware that ten of the loans in the portfolio for $2.4 million were paid off by the borrowers, but the proceeds were not remitted to the Bank. The Bank, along with the other two financial institutions, have also retained an accounting firm to conduct a comprehensive forensic audit.

(Logo: http://www.newscom.com/cgi-bin/prnh/19990513/FDTRLOGO )

The loans were originated by TransLand for the construction of single family residences located predominantly in the state of Florida, with a concentration in Lee County. Federal Trust acquired the portfolio of loans in 2005. The original terms were for the construction period only and TransLand had commitments for permanent financing when the homes were completed. The Bank has terminated the servicing agreement and all of the individual loan files are now in the possession of the Bank. Going forward, the Bank will have direct contact with the customers for collection or workout of the loans.

Federal Trust's common stock is traded on the American Stock Exchange under the symbol "FDT." At August 23, 2007, the closing price was $5.05 per share.

Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a $717 million federally-chartered, FDIC-insured savings bank and Federal Trust Mortgage Company, both of which are headquartered in Sanford, Florida. Federal Trust Bank operates from nine full-service offices in Seminole, Orange, Volusia and Lake Counties, Florida. The Company's Executive and Administrative Offices are located in Sanford, Florida.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," or "continue" or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust Corporation's financial performance and could cause actual results for fiscal 2007 and beyond to differ materially from those expressed or implied in such forward-looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

For further information regarding Federal Trust Corporation, please read the Federal Trust Corporation reports filed with the SEC and available at www.sec.gov. Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust's website at http://www.federaltrust.com.

For more information, contact:   Marcia Zdanys,
Corporate Secretary/Investor Relations
(407) 323-1833

SOURCE Federal Trust Corporation